AGREEMENT

This Agreement (this “Agreement”), is made and entered into as of December , 2015, by and between Boxlight Corporation (f/k/a Logical Choice Corporation), a Nevada corporation (the “Company”), and Loeb & Loeb LLP, a California limited liability partnership (“Loeb”).

WHEREAS, pursuant to the terms of an engagement letter executed on August 27, 2014 (the “Engagement Letter”), the Company engaged Loeb as its securities counsel to provide advice in connection with an initial public offering of the Company’s common stock, par value $0.0001 per share (the “IPO”), including without limitation, preparing and filing a Registration Statement on Form S-1 with the Securities and Exchange Commission;

WHEREAS, pursuant to the terms of the Engagement Letter, Loeb was to be compensated for its services in cash in an amount equal to $325,000 upon the successful completion of the IPO;

WHEREAS, the IPO has not been consummated and because the fees generated by Loeb in connection with the IPO have far exceeded the initial agreed upon compensation terms the Company and Loeb had agreed to fix the fees payable to Loeb through the date hereof at $650,000 (the “Fixed Fee”);

WHEREAS, the IPO was significantly downsized and, as a result, there will be insufficient funds for the Company to pay Loeb the full amount of the Fixed Fee at the consummation of the Offering;

WHEREAS, both parties have reached an agreement on the manner and timing of the payment of the Fixed Fee;

NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. The Company and Loeb acknowledge and agree that a cash payment in the amount of $650,000 (the “Fixed Fee”) is due and owing. At the closing of the IPO, the Company shall (i) make a cash payment to Loeb in the amount of $162,500 of the Fixed Fee, and (ii) issue 223,667 restricted shares of Common Stock (the “Shares”) to Loeb.

2. Commencing with the first month after the closing of the IPO, the Company shall make six monthly cash payments to Loeb each in the amount of $27,000 no later than the fifth day of each month, which shall equal in the aggregate, $162,000 of the Fixed Fee. Upon receipt of the entire $162,000, Loeb will return to the Company 67,100 of the Shares (the “First Tranche Shares”) for no consideration.

3. Not later than 12 months after the closing of the IPO, the Company shall pay to Loeb the remaining $325,500 balance of the Fixed Fee less any prepayment, upon receipt of which Loeb will return to the Company 134,200 of the Shares (the “Second Tranche Shares”) for no consideration.

4. The Company shall retain Loeb as its securities counsel for the purpose of advising and assisting the Company with the preparation and filing of reports under the Securities and Exchange Act of 1934, as amended, with the Securities and Exchange Commission. The agreed upon fee for such services shall be $7,000 payable on a monthly basis commencing with the first month after the closing of the IPO.

5. The payments made pursuant to the terms of this Agreement shall be in full satisfaction of the amount of all fees due to Loeb in connection with the IPO. Failure by the Company to timely make cash payments pursuant to paragraphs 2 or 3 shall result in the loss of the Company’s right to reacquire the First Tranche Shares and the Second Tranche Shares, respectively. With respect to the monthly payments due under paragraph 2, if such monthly payment is not made by the fifth day of the month, the Company shall have a period of 30 days from such date payment was due to cure the untimely payment. Payments made within the cure period shall be deemed to have been timely made.

6. The Shares may only be disposed of in compliance with U.S. state and U.S. federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of Loeb the Company may require Loeb to provide to the Company an opinion of counsel selected by Loeb and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations provided to Loeb under this Agreement.

7. Each certificate representing the Shares, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

8. Excepting only their respective rights to enforce the terms of this Agreement and subject to Section 10, the Company and Loeb fully and forever release, remise and fully discharge each other, and their respective (where applicable) agents, employees, predecessors, representatives, subsidiaries, affiliates, parents, divisions, owners, officers, directors, attorneys, heirs, executors, administrators, successors and assigns from and against all actions, proceedings, causes of action, claims for relief, demands, rights, titles, interests, damages, losses, costs, expenses, disbursements (including attorneys’ fees), obligations, liabilities and other claims of every nature whatsoever, made or asserted, known, unknown or suspect as of the date of this Agreement, relating to Loeb’s fees, and covenant not to sue or otherwise initiate or cause to be instituted or in any way participate in any proceedings or actions concerning the fees.

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9. Representations and Warranties of the Company. The Company hereby makes to each Fund the following representations and warranties:

i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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10. Representations and Warranties of Loeb. Loeb represents and warrants as of the date hereof to the Company as follows:

i. Authority. The execution, delivery and performance by Loeb of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Loeb. This Agreement has been duly executed by Loeb, and when delivered by Loeb in accordance with the terms hereof, will constitute the valid and legally binding obligation of Loeb, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. Own Account. Loeb understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares, , or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of the Share (this representation and warranty not limiting Loeb’s right to sell the Share in compliance with applicable federal and state securities laws, subject to the Lock-Up Agreement) in violation of the Securities Act or any applicable state securities law. Loeb does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

iii. Status. Loeb is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Loeb is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

11. Effect on Engagement Letter. Except as expressly set forth above with respect to compensation and fees, all of the terms and conditions of the Engagement Letter remaining to be performed after the date hereof shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to Loeb under the Engagement Letter.

12. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Loeb.

13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Engagement Agreement.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of Loeb. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of Loeb.

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15. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

16. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Engagement Letter.

17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

18. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

BOXLIGHT CORPORATION

By:	/s/ Mark Elliott
Name:	Mark Elliott
Title:	Chief Executive Officer

LOEB & LOEB LLP

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum
Title:	Partner

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